UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Jeff Dyer as Director

On January 25, 2023, the Board of Directors (the “Board”) of PolarityTE, Inc. (the “Company”), elected Jeff Dyer, PhD, to serve as a member of the Board of Directors beginning January 26, 2023, for a term expiring at the Company’s 2025 annual meeting of stockholders. Dr. Dyer was also appointed to serve on the Company’s Audit Committee, Nominating and Governance Committee, and Compensation Committee for which he will also serve as chairperson.

Dr. Dyer served on the Company’s Board from March 2, 2017, to September 2, 2022. Dr. Dyer has served as the Horace Beesley Professor of Strategy at Brigham Young University since September 1999. From August 1993 until September 1999, he served as an Assistant Professor at Wharton School, University of Pennsylvania, and from July 1984 until September 1988 he served as Management Consultant and Manager of Bain & Company. Dr. Dyer received his Bachelor of Science degree in psychology and MBA from Brigham Young University and his PhD in management from University of California, Los Angeles.

In consideration for Dr. Dyer’s agreement to join the Board the Company agreed to pay him a one-time cash fee of $10,000. In accordance with the Company’s annual compensation program for non-employee directors that began October 1, 2022, Dr. Dyer is entitled to receive a $50,000 annual retainer prorated for the period of actual service that began January 26, 2023, or a total of $33,972.60, which is paid in the form of restricted stock units issued under the Company’s equity incentive plans that will vest in arrears at the rate of 26.2% on March 31, 2023, 36.9% on June 30, 2023, and 36.9% on September 30, 2023. Dr. Dyer will be entitled be entitled to additional compensation for his service on Board committees. As chair of the Compensation Committee he is paid an annual cash fee of $7,500, payable quarterly in arrears and prorated for actual periods of service less than a full quarter. As a member of the Audit Committee Dr. Dyer is paid an annual cash fee of $4,500 and as a member of the Nominating and Governance Committee he is paid an annual cash fee of $2,500, in each case payable quarterly in arrears and prorated for periods of service less than a full quarter.

The Company is also offering to enter into its standard form of indemnification agreement with Dr. Dyer. Under the indemnification agreement, the Company agrees, among other things, to indemnify directors and certain officers under the circumstances and to the extent provided for therein, to the maximum extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines, and settlement amounts incurred by the director or officer in any claim arising out of the person’s service to the Company or its subsidiaries. The form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2020, and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Dyer and any other person pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. Dyer and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Dyer and the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on March 25, 2020)
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: January 26, 2023	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer